Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned principal executive officer and principal financial officer of the Trust for Credit Unions, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for Credit Unions for the period ended February 28, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Credit Unions for the stated period.

/s/ Jay E. Johnson Jay E. Johnson, President & Treasurer (principal executive officer and principal financial officer)
Dated: 04/27/2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Trust for Credit Unions for purposes of Section 18 of the Securities Exchange Act of 1934.